First Internet Bancorp Reports First Quarter 2024 Results

Fishers, Indiana, April 24, 2024 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights

•Net income of $5.2 million and diluted earnings per share of $0.59, increases of 25.1% and 22.9%, respectively, from the fourth quarter of 2023

•Net interest income of $20.7 million and fully-taxable equivalent net interest income of $21.9 million, increases of 4.7% and 4.2%, respectively, from the fourth quarter of 2023

•Net interest margin of 1.66% and fully-taxable equivalent net interest margin of 1.75%, increases of 8 basis points and 7 basis points, respectively, from the fourth quarter of 2023

•Loan growth of $69.6 million, a 1.8% increase from the fourth quarter of 2023

•Deposit growth of $206.8 million, a 5.1% increase from the fourth quarter of 2023

•Loans to deposits ratio decreased to 91.5% from 94.4% in the fourth quarter of 2023

•Nonperforming loans to total loans of 0.33%; net charge-offs to average loans of 0.05%; office real estate exposure remains less than 1% of total loans

•Tangible common equity to tangible assets of 6.79%; excluding AOCI and adjusting for normalized cash balances, adjusted TCE / TA was 7.61%; CET1 ratio of 9.52%

•Repurchased 10,500 shares at an avg. price of $26.94; repurchased 513,025 shares at an avg. price of $18.58 since the beginning of 2023, reducing share count by 5.7%
•
•Tangible book value per share of $41.83, a 1.0% increase from the fourth quarter of 2023

“On our third quarter 2023 earnings conference call, we indicated that net interest margin and net interest income had likely bottomed and would soon trend higher,” said David Becker, Chairman and Chief Executive Officer. “Since then, while the rate environment has remained quite volatile, our net interest margin and net interest income have improved by 27 basis points and 19%, respectively, over the past two quarters, driving higher earnings and improved profitability.

“At the same time, we’ve improved the risk profile of our balance sheet by optimizing our loan portfolio, and further diversifying our revenue and earnings streams. Our balance sheet liquidity position has strengthened, our capital position remains sturdy, and asset quality has been maintained. This strong foundation has also positioned us to remain on offense, as we continue to drive positive momentum in our SBA business, with strong production and another record level of gain on sale income during the first quarter. Amidst continued macroeconomic uncertainty, these developments leave us confident in our ability to drive further improvement in earnings and profitability over the remainder of the year.”

Net Interest Income and Net Interest Margin
Net interest income for the first quarter of 2024 was $20.7 million, compared to $19.8 million for the fourth quarter of 2023, and $19.6 million for the first quarter of 2023. On a fully-taxable equivalent basis, net interest income for the first quarter of 2024 was $21.9 million, compared to $21.0 million for both the fourth and first quarters of 2023.

Total interest income for the first quarter of 2024 was $68.2 million, an increase of 2.9% compared to the fourth quarter of 2023, and an increase of 31.0% compared to the first quarter of 2023. On a fully-taxable equivalent basis, total interest income for the first quarter of 2024 was $69.4 million, an increase of 2.7% compared to the fourth quarter of 2023, and an increase of 29.8% compared to the first quarter of 2023. The yield on average interest-earning assets for the first quarter of 2024 increased to 5.45% from 5.28% for the fourth quarter of 2023, due to a 23 basis point (“bp”) increase in the yield earned on loans and a 9 bp increase in the yield earned on securities, partially offset by a 6 bp decrease in the yield earned on other earning assets. Compared to the linked quarter, average loan balances increased $92.7 million, or 2.4%, and the average balance of securities increased $20.0 million, or 2.9%, while the average balance of other earning assets decreased $66.6 million, or 13.3%.

Interest income earned on commercial loans was higher due to increased average balances and the positive impact of higher rates in the variable rate construction and small business lending portfolios, as well as growth in the higher-yielding franchise finance portfolio. This was partially offset by lower average balances in the public finance and healthcare finance portfolios. The continued shift in the loan mix reflects our focus on variable rate and higher-yielding products, in part, to help improve the interest rate risk profile of our balance sheet.

In the consumer loan portfolio, interest income was up modestly due to the combination of slightly higher average balances and continued higher new origination yields in the trailers, RV and other consumer loan portfolios.

The yield on funded portfolio loan originations was 8.84% in the first quarter of 2024, relatively stable with the fourth quarter of 2023, and an increase of 108 bps compared to the first quarter of 2023.

Interest income earned on securities during the first quarter of 2024 increased $0.3 million, or 4.0%, compared to the fourth quarter of 2023 as the yield on the portfolio increased 9 bps to 3.81%, driven primarily by higher yields on new purchases and continued slower prepayment speeds on mortgage-backed securities. Additionally, the average balance of securities increased $20.0 million, or 2.9%, during the first quarter of 2024. Interest earned on other earning asset balances decreased $1.1 million, or 15.4%, in the first quarter of 2024 compared to the linked quarter, due primarily to lower average cash balances and slightly lower yields.

Total interest expense for the first quarter of 2024 was $47.4 million, an increase of $1.0 million, or 2.1%, compared to the linked quarter as short-term rates remained stable throughout the quarter while average interest-bearing deposit balances increased $51.5 million, or 1.3%. Interest expense related to interest-bearing deposits increased $1.1 million, or 2.6%, driven primarily by higher costs on certificates of deposits (“CDs”), interest-bearing demand deposits and BaaS – brokered deposits.

The cost of interest-bearing deposits was 4.25% for the first quarter of 2024, compared to 4.14% for the fourth quarter of 2023.

Average CD balances increased $22.6 million, or 1.4%, compared to the linked quarter, driven by strong consumer demand, while the cost of funds increased 15 bps. The increase in the cost of CDs is the lowest in the past seven quarters, reflecting the narrowing gap between rates on new production and maturities. The average balance of interest-bearing demand deposits increased $32.7 million, or 8.5%, due to growth in fintech partnership deposits, while the cost of funds increased 32 bps. The average balance of BaaS – brokered deposits increased $23.3 million, or 37.5%, due to higher payments volumes, while the cost of funds increased 1 bp.

These increases were partially offset by lower average brokered deposit balances, which decreased $19.4 million, or 3.1%, as excess liquidity was used to redeem $17.9 million of callable brokered CDs.

Net interest margin (“NIM”) was 1.66% for the first quarter of 2024, up from 1.58% for the fourth quarter of 2023 and down from 1.76% for the first quarter of 2023. Fully-taxable equivalent NIM (“FTE NIM”) was 1.75% for the first quarter of 2024, up from 1.68% for the fourth quarter of 2023 and down from 1.89% for the first quarter of 2023. The increases in NIM and FTE NIM compared to the linked quarter were driven primarily by higher yields on loans and securities, as well as higher average loan and securities balances, partially offset by higher interest-bearing deposit costs and lower average cash balances.

Noninterest Income
Noninterest income for the first quarter of 2024 was $8.3 million, compared to $7.4 million for the fourth quarter of 2023, and $5.4 million for the first quarter of 2023. Gain on sale of loans totaled $6.5 million in the first quarter of 2024, increasing $0.5 million, or 8.4%, compared to the linked quarter. Gain on sale revenue consisted almost entirely of sales of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loans during the first quarter of 2024. Loan sale volume was down seasonally, decreasing 11.5% compared to the linked quarter, but was more than offset by a 158 bp increase in net premiums. Net loan servicing revenue increased $0.5 million during the quarter due to growth in the servicing portfolio and the change in the fair value adjustment to the loan servicing asset.

Noninterest Expense
Noninterest expense totaled $21.0 million for the first quarter of 2024, compared to $20.1 million for the fourth quarter of 2023, and $21.0 million for the first quarter of 2023, representing increases of 4.8% and 0.3%, respectively. The increase of $1.0 million compared to the linked quarter was due primarily to higher salaries and employee benefits and marketing expenses.

The increase in salaries and employee benefits was due primarily to annual resets on certain employee benefits, payroll taxes and incentive compensation accruals, as well as annual merit increases and new hires, partially offset by lower small business incentive compensation and lower medical claims. The increase in marketing expenses was due mainly to higher advertising, media and sponsorship costs.

Income Taxes
The Company recorded income tax expense of $0.4 million and an effective tax rate of 7.6% for the first quarter of 2024, compared to income tax benefits of $0.6 million and $2.3 million for the fourth and first quarters of 2023, respectively.

Loans and Credit Quality
Total loans as of March 31, 2024 were $3.9 billion, an increase of $69.6 million, or 1.8%, compared to December 31, 2023, and an increase of $302.6 million, or 8.4%, compared to March 31, 2023. Total commercial loan balances were $3.1 billion as of March 31, 2024, an increase of $75.2 million, or 2.5%, compared to December 31, 2023, and an increase of $275.4 million, or 9.8%, compared to March 31, 2023. Compared to the linked quarter, the increase in commercial loan balances was driven primarily by growth in higher yielding construction, small business lending and franchise finance balances. These items were partially offset by decreases in the fixed-rate public finance and healthcare finance portfolios.

Total consumer loan balances were $793.4 million as of March 31, 2024, a decrease of $3.5 million, or 0.4%, compared to December 31, 2023, and an increase of $37.1 million, or 4.9%, compared to March 31, 2023. The slight decline compared to the linked quarter was due primarily to a decrease in the residential mortgage portfolio, partially offset by an increase in the trailers portfolio.

Total delinquencies 30 days or more past due were 0.53% of total loans as of March 31, 2024, compared to 0.31% at December 31, 2023, and 0.13% as of March 31, 2023. The increase during the first quarter of 2024 was due primarily to an increase in delinquencies in the small business lending and franchise finance portfolios, some of which was due to the timing of principal and interest payments. Subsequent to quarter end, payments were received from a number of borrowers and as of the date of this release, delinquencies 30 days or more past due declined to 0.32% of total loans, relatively consistent with the linked quarter.

Nonperforming loans were 0.33% of total loans as of March 31, 2024, compared to 0.26% as of both December 31, 2023 and March 31, 2023. Nonperforming loans totaled $13.1 million at March 31, 2024, up from $10.0 million at December 31, 2023. The increase in nonperforming loans was due primarily to an increase in nonperforming small business lending loans and, to a lesser extent, an increase in nonperforming residential mortgage loans.

The allowance for credit losses (“ACL”) as a percentage of total loans was 1.05% as of March 31, 2024, compared to 1.01% as of December 31, 2023, and 1.02% as of March 31, 2023. The increase in the ACL reflects the addition of specific reserves on nonperforming small business lending loans, as well as growth in certain loan portfolios, partially offset by the positive impact of economic data on forecasted loss rates and qualitative factors on other portfolios.

Net charge-offs of $0.5 million were recognized during the first quarter of 2024, resulting in net charge-offs to average loans of 0.05%, compared to $1.2 million, or 0.12%, for the fourth quarter of 2023, and $7.2 million, or 0.82%, for the first quarter of 2023. Net charge-offs in the first quarter of 2024 were driven primarily by small business and consumer lending.

The provision for credit losses in the first quarter of 2024 was $2.4 million, compared to $3.6 million for the fourth quarter of 2023, and $9.4 million for the first quarter of 2023. The provision for the first quarter of 2024 was driven primarily by specific reserves, growth in certain loan portfolios and net charge-offs, partially offset by the positive impact of economic forecasts on other portfolios.

Capital
As of March 31, 2024, total shareholders’ equity was $366.7 million, an increase of $3.9 million, or 1.1%, compared to December 31, 2023, and an increase of $11.2 million, or 3.1%, compared to March 31, 2023. The increase in shareholders’ equity during the first quarter of 2024 compared to the linked quarter was due primarily to the net income earned during the quarter, partially offset by a slight increase in accumulated other comprehensive loss. Book value per common share increased to $42.37 as of March 31, 2024, up from $41.97 as of December 31, 2023, and $39.76 as of March 31, 2023. Tangible book value per share was $41.83 as of March 31, 2024, up from $41.43 as of December 31, 2023, and $39.23 as of March 31, 2023.

In connection with its previously announced stock repurchase program, the Company repurchased 10,500 shares of its common stock during the first quarter of 2024 at an average price of $26.94 per share. The Company has repurchased $41.7 million of stock under its authorized programs since November of 2021.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of March 31, 2024.

	As of March 31, 2024
	Company	Bank

Total shareholders’ equity to assets	6.87%	8.39%
Tangible common equity to tangible assets [1]	6.79%	8.31%
Tier 1 leverage ratio [2]	7.33%	8.92%
Common equity tier 1 capital ratio [2]	9.52%	11.60%
Tier 1 capital ratio [2]	9.52%	11.60%
Total risk-based capital ratio [2]	13.18%	12.66%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 2:00 p.m. Eastern Time on Thursday, April 25, 2024 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 259-6580; access code: 28021175. A recorded replay can be accessed through May 25, 2024 by dialing (877) 674-7070; access code: 021175.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a financial holding company with assets of $5.3 billion as of March 31, 2024. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. First Internet Bank provides consumer and small business deposit, SBA financing, franchise finance, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK”. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com.
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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “growth,” “help,” :improve,” “may,” “ongoing,” “opportunities,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “thereafter,” “well-positioned,” “will,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction, SBA, and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the anticipated impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, adjusted total revenue, adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity and adjusted return on average tangible common equity are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”
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Contact Information:
Investors/Analysts	Media
Paula Deemer	BLASTmedia for First Internet Bank
Director of Corporate Administration	Zach Weismiller
(317) 428-4628	firstib@blastmedia.com
investors@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net Income (loss)	$5,181	4,143	$(3,017)

Per share and share information
Earnings (loss) per share - basic	$0.60	$0.48	$(0.33)
Earnings (loss) per share - diluted	0.59	0.48	(0.33)
Dividends declared per share	0.06	0.06	0.06
Book value per common share	42.37	41.97	39.76
Tangible book value per common share [1]	41.83	41.43	39.23
Common shares outstanding	8,655,854	8,644,451	8,943,477
Average common shares outstanding:
Basic	8,679,429	8,683,331	9,024,072
Diluted	8,750,297	8,720,078	9,024,072
Performance ratios
Return on average assets	0.40%	0.32%	(0.26%)
Return on average shareholders' equity	5.64%	4.66%	(3.37%)
Return on average tangible common equity [1]	5.71%	4.72%	(3.41%)
Net interest margin	1.66%	1.58%	1.76%
Net interest margin - FTE [1,2]	1.75%	1.68%	1.89%
Capital ratios [3]
Total shareholders' equity to assets	6.87%	7.02%	7.53%
Tangible common equity to tangible assets [1]	6.79%	6.94%	7.44%
Tier 1 leverage ratio	7.33%	7.33%	8.10%
Common equity tier 1 capital ratio	9.52%	9.60%	10.30%
Tier 1 capital ratio	9.52%	9.60%	10.30%
Total risk-based capital ratio	13.18%	13.23%	14.13%
Asset quality
Nonperforming loans	$13,050	$9,962	$9,221
Nonperforming assets	13,425	10,354	9,346
Nonperforming loans to loans	0.33%	0.26%	0.26%
Nonperforming assets to total assets	0.25%	0.20%	0.20%
Allowance for credit losses - loans to:
Loans	1.05%	1.01%	1.02%
Nonperforming loans	313.3%	389.2%	400.0%
Net charge-offs to average loans	0.05%	0.12%	0.82%
Average balance sheet information
Loans	$3,889,667	$3,799,211	$3,573,827
Total securities	703,509	683,468	585,270
Other earning assets	434,118	500,733	331,294
Total interest-earning assets	5,030,216	4,984,133	4,499,782
Total assets	5,207,936	5,154,285	4,647,156
Noninterest-bearing deposits	113,341	123,351	134,988
Interest-bearing deposits	3,987,009	3,935,519	3,411,969
Total deposits	4,100,350	4,058,870	3,546,957
Shareholders' equity	369,371	353,037	363,273

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2023)
Dollar amounts in thousands
	March 31, 2024	December 31, 2023	March 31, 2023
Assets
Cash and due from banks	$6,638	$8,269	$27,741
Interest-bearing deposits	474,626	397,629	276,231
Securities available-for-sale, at fair value	482,431	474,855	395,833
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	235,738	227,153	210,761
Loans held-for-sale	22,589	22,052	18,144
Loans	3,909,804	3,840,220	3,607,242
Allowance for credit losses - loans	(40,891)	(38,774)	(36,879)
Net loans	3,868,913	3,801,446	3,570,363
Accrued interest receivable	26,809	26,746	22,322
Federal Home Loan Bank of Indianapolis stock	28,350	28,350	28,350
Cash surrender value of bank-owned life insurance	41,154	40,882	40,105
Premises and equipment, net	73,231	73,463	74,248
Goodwill	4,687	4,687	4,687
Servicing asset	11,760	10,567	7,312
Other real estate owned	375	375	106
Accrued income and other assets	63,366	51,098	45,116
Total assets	$5,340,667	$5,167,572	$4,721,319

Liabilities
Noninterest-bearing deposits	$130,760	$123,464	$140,449
Interest-bearing deposits	4,143,008	3,943,509	3,481,841
Total deposits	4,273,768	4,066,973	3,622,290
Advances from Federal Home Loan Bank	574,936	614,934	614,929
Subordinated debt	104,915	104,838	104,608
Accrued interest payable	3,382	3,848	2,592
Accrued expenses and other liabilities	16,927	14,184	21,328
Total liabilities	4,973,928	4,804,777	4,365,747
Shareholders' equity
Voting common stock	184,720	184,700	189,202
Retained earnings	212,121	207,470	197,623
Accumulated other comprehensive loss	(30,102)	(29,375)	(31,253)
Total shareholders' equity	366,739	362,795	355,572
Total liabilities and shareholders' equity	$5,340,667	$5,167,572	$4,721,319

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Interest income
Loans	$55,435	$52,690	$43,843
Securities - taxable	5,694	5,447	3,606
Securities - non-taxable	969	962	798
Other earning assets	6,067	7,173	3,786
Total interest income	68,165	66,272	52,033
Interest expense
Deposits	42,129	41,078	27,270
Other borrowed funds	5,302	5,387	5,189
Total interest expense	47,431	46,465	32,459
Net interest income	20,734	19,807	19,574
Provision for credit losses	2,448	3,594	9,415
Net interest income after provision for credit losses	18,286	16,213	10,159
Noninterest income
Service charges and fees	220	216	209
Loan servicing revenue	1,323	1,134	785
Loan servicing asset revaluation	(434)	(793)	(55)
Mortgage banking activities	—	—	76
Gain on sale of loans	6,536	6,028	4,061
Other	702	816	370
Total noninterest income	8,347	7,401	5,446
Noninterest expense
Salaries and employee benefits	11,796	11,055	11,794
Marketing, advertising and promotion	736	518	844
Consulting and professional fees	853	893	926
Data processing	564	493	659
Loan expenses	1,445	1,371	1,977
Premises and equipment	2,826	2,846	2,777
Deposit insurance premium	1,145	1,334	543
Other	1,658	1,546	1,434
Total noninterest expense	21,023	20,056	20,954
Income (loss) before income taxes	5,610	3,558	(5,349)
Income tax provision (benefit)	429	(585)	(2,332)
Net income (loss)	$5,181	$4,143	$(3,017)

Per common share data
Earnings (loss) per share - basic	$0.60	$0.48	$(0.33)
Earnings (loss) per share - diluted	$0.59	$0.48	$(0.33)
Dividends declared per share	$0.06	$0.06	$0.06

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,892,589	$55,435	5.73%	$3,799,932	$52,690	5.50%	$3,583,218	$43,843	4.96%
Securities - taxable	627,216	5,694	3.65%	611,664	5,447	3.53%	511,923	3,606	2.86%
Securities - non-taxable	76,293	969	5.11%	71,804	962	5.32%	73,347	798	4.41%
Other earning assets	434,118	6,067	5.62%	500,733	7,173	5.68%	331,294	3,786	4.63%
Total interest-earning assets	5,030,216	68,165	5.45%	4,984,133	66,272	5.28%	4,499,782	52,033	4.69%
Allowance for credit losses - loans	(38,611)			(36,792)			(35,075)
Noninterest-earning assets	216,331			206,944			182,449
Total assets	$5,207,936			$5,154,285			$4,647,156

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$415,106	$2,091	2.03%	$382,427	$1,646	1.71%	$333,642	$900	1.09%
Savings accounts	22,521	48	0.86%	22,394	48	0.85%	38,482	82	0.86%
Money market accounts	1,217,966	12,671	4.18%	1,225,781	12,739	4.12%	1,377,600	12,300	3.62%
BaaS - brokered deposits	85,366	931	4.39%	62,098	685	4.38%	14,741	138	3.80%
Certificates and brokered deposits	2,246,050	26,388	4.73%	2,242,819	25,960	4.59%	1,647,504	13,850	3.41%
Total interest-bearing deposits	3,987,009	42,129	4.25%	3,935,519	41,078	4.14%	3,411,969	27,270	3.24%
Other borrowed funds	716,735	5,302	2.98%	719,733	5,387	2.97%	719,499	5,189	2.92%
Total interest-bearing liabilities	4,703,744	47,431	4.06%	4,655,252	46,465	3.96%	4,131,468	32,459	3.19%
Noninterest-bearing deposits	113,341			123,351			134,988
Other noninterest-bearing liabilities	21,480			22,645			17,427
Total liabilities	4,838,565			4,801,248			4,283,883
Shareholders' equity	369,371			353,037			363,273
Total liabilities and shareholders' equity	$5,207,936			$5,154,285			$4,647,156

Net interest income		$20,734			$19,807			$19,574

Interest rate spread			1.39%			1.32%			1.50%
Net interest margin			1.66%			1.58%			1.76%
Net interest margin - FTE [2,3]			1.75%			1.68%			1.89%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	March 31, 2024		December 31, 2023		March 31, 2023
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$133,897	3.4%	$129,349	3.4%	$113,198	3.1%
Owner-occupied commercial real estate	57,787	1.5%	57,286	1.5%	59,643	1.7%
Investor commercial real estate	128,276	3.3%	132,077	3.4%	142,174	3.9%
Construction	325,597	8.3%	261,750	6.8%	158,147	4.4%
Single tenant lease financing	941,597	24.1%	936,616	24.4%	952,533	26.4%
Public finance	498,262	12.7%	521,764	13.6%	604,898	16.8%
Healthcare finance	213,332	5.5%	222,793	5.8%	256,670	7.1%
Small business lending	239,263	6.1%	218,506	5.7%	136,382	3.8%
Franchise finance	543,122	13.9%	525,783	13.7%	382,161	10.6%
Total commercial loans	3,081,133	78.8%	3,005,924	78.3%	2,805,806	77.8%

Consumer loans
Residential mortgage	390,009	10.0%	395,648	10.3%	392,062	10.9%
Home equity	22,753	0.6%	23,669	0.6%	26,160	0.7%
Trailers	191,353	4.9%	188,763	4.9%	172,640	4.8%
Recreational vehicles	145,475	3.7%	145,558	3.8%	128,307	3.6%
Other consumer loans	43,847	1.1%	43,293	1.1%	37,186	1.0%
Total consumer loans	793,437	20.3%	796,931	20.7%	756,355	21.0%

Net deferred loan fees, premiums, discounts and other [1]	35,234	0.9%	37,365	1.0%	45,081	1.2%

Total loans	$3,909,804	100.0%	$3,840,220	100.0%	$3,607,242	100.0%

	March 31, 2024		December 31, 2023		March 31, 2023
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$130,760	3.1%	$123,464	3.0%	$140,449	3.9%
Interest-bearing demand deposits	423,529	9.9%	402,976	9.9%	351,641	9.7%
Savings accounts	23,554	0.6%	21,364	0.5%	32,762	0.9%
Money market accounts	1,251,230	29.2%	1,248,319	30.8%	1,254,013	34.6%
BaaS - brokered deposits	107,911	2.5%	74,401	1.8%	25,725	0.7%
Certificates of deposits	1,738,996	40.7%	1,605,156	39.5%	1,170,094	32.3%
Brokered deposits	597,788	14.0%	591,293	14.5%	647,606	17.9%
Total deposits	$4,273,768	100.0%	$4,066,973	100.0%	$3,622,290	100.0%

1 Includes carrying value adjustments of $26.9 million, $27.8 million and $31.5 million related to terminated interest rate swaps associated with public finance loans as of March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Total equity - GAAP	$366,739	$362,795	$355,572
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)
Tangible common equity	$362,052	$358,108	$350,885

Total assets - GAAP	$5,340,667	$5,167,572	$4,721,319
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)
Tangible assets	$5,335,980	$5,162,885	$4,716,632

Common shares outstanding	8,655,854	8,644,451	8,943,477

Book value per common share	$42.37	$41.97	$39.76
Effect of goodwill	(0.54)	(0.54)	(0.53)
Tangible book value per common share	$41.83	$41.43	$39.23

Total shareholders' equity to assets	6.87%	7.02%	7.53%
Effect of goodwill	(0.08%)	(0.08%)	(0.09%)
Tangible common equity to tangible assets	6.79%	6.94%	7.44%

Total average equity - GAAP	$369,371	$353,037	$363,273
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)
Average tangible common equity	$364,684	$348,350	$358,586

Return on average shareholders' equity	5.64%	4.66%	(3.37%)
Effect of goodwill	0.07%	0.06%	(0.04%)
Return on average tangible common equity	5.71%	4.72%	(3.41%)

Total interest income	$68,165	$66,272	$52,033
Adjustments:
Fully-taxable equivalent adjustments [1]	1,190	1,238	1,383
Total interest income - FTE	$69,355	$67,510	$53,416

Net interest income	$20,734	$19,807	$19,574
Adjustments:
Fully-taxable equivalent adjustments [1]	1,190	1,238	1,383
Net interest income - FTE	$21,924	$21,045	$20,957

Net interest margin	1.66%	1.58%	1.76%
Effect of fully-taxable equivalent adjustments [1]	0.09%	0.10%	0.13%
Net interest margin - FTE	1.75%	1.68%	1.89%

1Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Total revenue - GAAP	$29,081	$27,208	$25,020
Adjustments:
Mortgage-related revenue	—	—	(65)
Adjusted total revenue	$29,081	$27,208	$24,955

Noninterest income - GAAP	$8,347	$7,401	$5,446
Adjustments:
Mortgage-related revenue	—	—	(65)
Adjusted noninterest income	$8,347	$7,401	$5,381

Noninterest expense - GAAP	$21,023	$20,056	$20,954
Adjustments:
Mortgage-related costs	—	—	(3,052)
Adjusted noninterest expense	$21,023	$20,056	$17,902

Income (loss) before income taxes - GAAP	$5,610	$3,558	$(5,349)
Adjustments:[1]
Mortgage-related revenue	—	—	(65)
Mortgage-related costs	—	—	3,052
Partial charge-off of C&I participation loan	—	—	6,914
Adjusted income before income taxes	$5,610	$3,558	$4,552

Income tax provision (benefit) - GAAP	$429	$(585)	$(2,332)
Adjustments:[1]
Mortgage-related revenue	—	—	(14)
Mortgage-related costs	—	—	641
Partial charge-off of C&I participation loan	—	—	1,452
Adjusted income tax provision (benefit)	$429	$(585)	$(253)

Net income (loss) - GAAP	$5,181	$4,143	$(3,017)
Adjustments:
Mortgage-related revenue	—	—	(51)
Mortgage-related costs	—	—	2,411
Partial charge-off of C&I participation loan	—	—	5,462
Adjusted net income	$5,181	$4,143	$4,805
[1]Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Diluted average common shares outstanding	8,750,297	8,720,078	9,024,072

Diluted earnings (loss) per share - GAAP	$0.59	$0.48	$(0.33)
Adjustments:
Effect of mortgage-related revenue	—	—	(0.01)
Effect of mortgage-related costs	—	—	0.27
Effect of partial charge-off of C&I participation loan	—	—	0.60
Adjusted diluted earnings per share	$0.59	$0.48	$0.53

Return on average assets	0.40%	0.32%	(0.26%)
Effect of mortgage-related revenue	0.00%	0.00%	0.00%
Effect of mortgage-related costs	0.00%	0.00%	0.21%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.48%
Adjusted return on average assets	0.40%	0.32%	0.43%

Return on average shareholders' equity	5.64%	4.66%	(3.37%)
Effect of mortgage-related revenue	0.00%	0.00%	(0.06%)
Effect of mortgage-related costs	0.00%	0.00%	2.69%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	6.10%
Adjusted return on average shareholders' equity	5.64%	4.66%	5.36%

Return on average tangible common equity	5.71%	4.72%	(3.41%)
Effect of mortgage-related revenue	0.00%	0.00%	(0.06%)
Effect of mortgage-related costs	0.00%	0.00%	2.73%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	6.18%
Adjusted return on average tangible common equity	5.71%	4.72%	5.44%